Exhibit 10.3

INVESTORS' RIGHTS AGREEMENT

Investors' Rights Agreement, dated as of July 12, 2011 (this “Agreement”), by and among Saratoga Resources, Inc., a Texas corporation (including successors, the “Company”), and Blackstone/GSO Capital Solutions Fund LP and Blackstone/GSO Capital Solutions Overseas Master Fund LP (each, an “Investor” and, collectively, the “Investors”).

W I T N E S S E T H:

Whereas, the Company and the Investors entered into that certain Securities Purchase Agreement, dated as of July [  ], 2011 between the Company and the Investors (the “Purchase Agreement”); and

Whereas, the parties believe that it is in the best interests of the Company and its stockholders to set forth their agreements on certain matters regarding certain rights of the Investors.

Now, Therefore, in consideration of the mutual covenants and obligations set forth in this Agreement, and intending to be legally bound, the parties agree as follows:

1.

Definitions and Interpretive Provisions

1.1.

Definitions of Certain Terms

For purposes of this Agreement, the following terms have the indicated meanings:

“Affiliate” shall have the meaning assigned to it in the Purchase Agreement.

“Agreement” shall have the meaning assigned to it in the preamble to this Agreement.

“Beneficial Ownership” by a Person of any securities shall mean ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing), except that in no event will Investors be deemed to Beneficially Own any securities which it has the right to acquire unless, and then only to the extent that, Investor shall have actually exercised such right. For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficially Owning” shall have correlative meanings.

“Board” shall mean the board of directors of the Company.

“Closing Date” shall have the meaning assigned to it in the Purchase Agreement.

 “Investor(s)” shall have the meaning assigned to it in the preamble to this Agreement.

“Observer(s)” shall have the meaning assigned to it in Section 2.

”Person” shall have the meaning assigned to it in the Purchase Agreement.

“Purchase Agreement” shall have the meaning assigned to it in the recitals to this Agreement.

“Qualifying Ownership Interest” shall mean Beneficial Ownership by the Investors of 1,000,000 or more shares of common stock, par value $0.001 per share, of the Company.

1.2.

 Headings

Headings should be ignored in construing this Agreement.

1.3.

Singular, Plural, Gender

In this Agreement, unless the context otherwise requires, references to one gender include all genders and references to the singular include the plural and vice versa.

1.4.

Interpretation

In this Agreement, unless the context otherwise requires, any reference to “including” or “in particular” shall be illustrative only and without limitation.

2.

Observer Rights

So long as the Investors own a Qualifying Ownership Interest, the Investors shall have the right to designate two non-voting observers to attend Board meetings as observers (the “Observers”).  Each Observer shall be entitled to notice of all Board and committee meetings in the manner that notice is provided to members of the Board, shall be entitled to receive all materials provided to the members of the Board and committees, at the same time as provided to members of the Board and such committees, and shall be entitled to attend (whether in person, by telephone or otherwise) all meetings as a non-voting observer.

3.

Notices

Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of the Investors, at Blackstone / GSO Capital Solutions Fund LP, c/o GSO Capital Partners LP, 280 Park Avenue, 11th Floor East,  New York, NY 10017, Phone:  (212) 503-2148, Fax Server:  (201) 579-6957, and Blackstone / GSO Capital Solutions Overseas Master Fund LP, c/o GSO Capital Partners LP,  280 Park Avenue, 11th Floor East, New York, NY 10017, Phone:  (212) 503-2148, Fax Server:  (201) 579-6958, or at such other address or facsimile number, or to the attention of such other officer, as the Investor shall have furnished to the Company, or (b) in the case of the Company, at Saratoga Resources, Inc., 7500 San Felipe, Suite 675, Houston, Texas 77063, Phone (713) 458-1560, Fax (713) 458-1560, to the attention of its President, or at such other address or facsimile number, or to the attention of such other officer, as the Company shall have furnished to the Investors.  Each such notice, request or other communication shall be effective upon personal delivery or one day after being sent by overnight courier service or on the date of transmission if sent by facsimile (so long as for notices or other communications sent by facsimile, the transmitting facsimile machine records electronic conformation of the due transmission of the notice).

4.

Termination

This Agreement shall be effective as of the date hereof and shall terminate at such time as the Investors’ Beneficially Ownership shall be less than a Qualifying Ownership Interest.

5.

Governing Law

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

6.

Submission to Jurisdiction

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK, NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 3.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

7.

Severability

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction, such holding shall not affect the validity or enforceability of the remainder of this Agreement in such jurisdiction or the validity or enforceability of this Agreement, including such provision, in any other jurisdiction, and such provision shall be revised or modified to the minimum degree necessary to render it valid and enforceable.

8.

Entire Agreement

This Agreement, together with the Purchase Agreement and related documents, constitute the entire agreement and understanding of the parties hereto with respect to the matters referred to herein and supersede all prior agreements, understandings or representations, written or oral, and all contemporaneous oral agreements, understandings or representations, in each case among the parties with respect to such matters.

9.

Amendment and Waiver

No amendment, alteration or modification of this Agreement or waiver of any provision of this Agreement shall be effective against the Company or any Investor unless such amendment, alteration, modification or waiver is approved in writing by the Company and the Investors. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

10.

Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. No party shall assign any or all of its rights or obligations under this Agreement without the consent of the other parties.

11.

No Third-Party Beneficiaries

Nothing in this Agreement is intended to or shall confer any rights or benefits upon any Person other than the parties hereto.

12.

Counterparts

This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

SARATOGA RESOURCES, INC.

By:	/s/ Thomas F. Cooke
Name:	Thomas F. Cooke
Title:	Chief Executive Officer

BLACKSTONE / GSO CAPITAL SOLUTIONS FUND LP
By: Blackstone / GSO Capital Solutions Overseas Associates L.L.C., its General Partner

By:	/s/
Name:
Title:

BLACKSTONE / GSO CAPITAL SOLUTIONS OVERSEAS MASTER FUND LP
By: GSO Capital Partners LP, its Investment Manager

By:	/s/
Name:
Title:

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